NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement"), dated as of October 29, 1999, is made by and between Edison International, a California corporation (the "Company"), and EIX Trust II, a Delaware business trust (the "Trust").

                                    RECITALS

     A. Capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Subordinated Indenture, dated as of July 26, 1999, as amended by that certain Supplemental Indenture No. 2, dated as of October 29, 1999 (as so amended, the "Subordinated Indenture"), each between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), or that certain Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of October 29, 1999 among the Company, as Depositor, The Chase Manhattan Bank, a New York banking corporation, as property trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee"), the regular trustees named therein (the "Regular Trustees) (the Property Trustee, the Delaware Trustee, and the Regular Trustees referred to collectively as the "Securities Trustees") and the several Holders, as defined in the Trust Agreement, as applicable, which, in each case, is incorporated herein by this reference.

     B. On the Closing Date and Second Closing Date, and on the terms set forth herein, the Company has agreed to sell to the Trust and the Trust has agreed to purchase from the Company up to $355,670,200 in aggregate principal amount of 8.60% Subordinated Deferrable Interest Notes, Series B due October 29, 2029 (the "Series B QUIDS"), issued pursuant to the Subordinated Indenture, as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Trust agree as follows:

1.   Sale of Notes

     a. Authorization of Notes.

     On or before the Closing Date, the Company shall have caused to be authorized pursuant to the Subordinated Indenture the issuance of the Series B QUIDS in the aggregate principal amount of $309,278,400. On or before the Second Closing Date, the Company shall have caused to be authorized pursuant to the Subordinated Indenture the issuance of the Series B QUIDS in the additional aggregate principal amount (the "Over-allotment Principal Amount") equal to the aggregate Liquidation Amount of the Preferred Securities and Common Securities issued by the Trust on the

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Second Closing Date pursuant to the exercise of the Over-allotment Option by the underwriters parties to the Underwriting Agreement, but in no event to exceed an aggregate principal amount equal to $46,391,800.

     Issuance and Purchase.

     On the basis of the covenants contained in the Subordinated Indenture, and subject to the terms and conditions herein and therein specified, the Company agrees to issue and sell to the Trust, and the Trust agrees to purchase from the Company, (i) on the Closing Date, the Series B QUIDS in the principal amount of $309,278,400 and (ii) on the Second Closing Date, the Series B QUIDS in the principal amount equal to the Over-allotment Principal Amount. As compensation for the Series B QUIDS purchased on the Closing Date, the Company shall receive from the Trust (y) 371,136 Common Securities of the Trust, plus (z) the net proceeds to the Trust from the sale of the Preferred Securities pursuant to the Underwriting Agreement on the Closing Date. As compensation for the Series B QUIDS purchased on the Second Closing Date, the Company shall receive from the Trust (A) the Common Securities of the Trust issued on the Second Closing Date and (B) the net proceeds to the Trust from the sale of the Preferred Securities pursuant to the Underwriting Agreement on the Second Closing Date.

     b. Delivery.

     Delivery of, and payment of the purchase price for the Series B QUIDS shall be made by federal wire transfer of immediately available funds as early as possible after 6:00 a.m. (P.S.T.) on the Closing Date or the Second Closing Date, as applicable, to an account designated by the Company not later than the Business Day prior to the Closing Date or the Second Closing Date, as applicable.

2.   Conditions Precedent

     The obligations of the Trust to purchase the Series B QUIDS under this Agreement are subject to the satisfaction of each of the following conditions:

     a. The Regular Trustees, on behalf of the Trust, shall have received a copy of the executed Subordinated Indenture, which shall have been entered into by the Company and the Trustee.

     b. The Company shall not have failed at or prior to the Closing Date or the Second Closing Date, as applicable, to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date or the Second Closing Date, as applicable.

     c. On or before the Closing Date or the Second Closing Date, as applicable, the Trust shall have issued the Preferred Securities pursuant to the Trust Agreement and the Underwriting Agreement in the Liquidation Amount equal to the principal amount of Series B QUIDS to be sold hereunder on such date.


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3.   Miscellaneous

     a. Effective Date of Agreement

     This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. This Agreement shall terminate automatically upon the termination of the Underwriting Agreement prior to the Closing Date.

     b. Notice

     Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Company, to:

                           Edison International
                           2244 Walnut Grove Avenue
                           Rosemead, CA 91770
                           Facsimile: (626) 302-2610
                           Telephone: (626) 302-2662
                           Attention:  Corporate Secretary

                  if to the Trust to:

                           EIX Trust II
                           c/o Edison International
                           2244 Walnut Grove Avenue
                           (P.O. Box 999)
                           Rosemead, CA 91770
                           Facsimile: (626) 302-2610
                           Telephone: (626) 302-2662

                  if to the Property Trustee, to:

                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, NY 10001
                           Attention:  Capital Markets Fiduciary Services
                           Facsimile: (212) 946-8177/8178
                           Telephone: (212) 270-2611


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     c. Parties

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Trust, and their respective successors and assigns. The term "successors and assigns" shall not include a purchaser of any of the Series B QUIDS from the Trust merely because of such purchase.

     d. Governing Law

     This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws or principles.

     e. Severability

     If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of the Agreement.

     f. Further Assurances

     The Company agrees to execute and deliver such instruments and take such actions as the Regular Trustees, on behalf of the Trust, may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     g. Headings

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     h. Counterparts

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


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     IN  WITNESS  WHEREOF,  the  Company  and the Trust  have  caused  this Note
Purchase Agreement to be duly executed by their respective officer or trustee, thereunto duly authorized, all as of the day and year first above written.


                 EDISON INTERNATIONAL, a California corporation


                                 By:        Mary C. Simpson
                                    -----------------------------------------
                                     Name:  Mary C. Simpson
                                     Title: Assistant Treasurer



                                EIX Trust II, a Delaware business trust



                                By:        Mary C. Simpson
                                   --------------------------------------------
                                    Name:  Mary C. Simpson
                                    Title: Regular Trustee